Exhibit 10.26

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT, dated as of August 6, 2004, amends and supplements that certain Revolving Credit Agreement dated as of August 15, 2003 (the “Credit Agreement”) between FIRST COMMUNITY BANCORP (the “Borrower”) and U.S. BANK NATIONAL ASSOCIATION (the “Lender”).

RECITAL

The Borrower and the Lender desire to amend the Credit Agreement as provided below.

AGREEMENTS

In consideration of the promises and agreements set forth in the Credit Agreement, as amended hereby, the Lender and the Borrower agree as follows:

1.                                       Definitions and References.  Capitalized terms not otherwise defined herein have the meanings assigned to them in the Credit Agreement.  All references to the Credit Agreement contained in the related loan documents (collectively, the “Loan Documents”) shall, upon fulfillment of the conditions set forth in section 3 below, mean the Credit Agreement as amended by this First Amendment.

2.                                       Amendment to Credit Agreement.  Section 1.2 of the Credit Agreement is amended by deleting “August 14, 2004” contained therein and substituting “October 13, 2004” in its place.

3.                                       Effectiveness of First Amendment.  This First Amendment shall become effective upon its execution and delivery by the Borrower and the Lender and receipt by the Lender of evidence satisfactory to the Lender that The Northern Trust Company has extended the maturity date of the Other Bank Agreement to a date no sooner than October 13, 2004.

4.                                       Representations and Warranties.  The Borrower represents and warrants to the Lender that:

(a)                                  The execution, delivery and issuance of this First Amendment, and the performance by the Borrower of its obligations hereunder, are within its corporate power, have been duly authorized by proper corporate action on the part of the Borrower, are not, to the Borrower’s knowledge, in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the Articles of Incorporation or By-Laws of the Borrower or the terms of any agreement, restriction or undertaking to which the Borrower is a party or by which it is bound, and do not require the approval or consent of the shareholders of the Borrower, any governmental body, agency or authority or any other person or entity; and

(b)                                 The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date of this First Amendment and, to the Borrower’s knowledge, no condition exists or event or act has occurred that, with or without the giving of notice or the passage of time, would constitute an “Event of Default” under the Credit Agreement.

5.                                       Costs and Expenses.  The Borrower agrees to pay to the Lender, on demand, all reasonable costs and expenses (including reasonable attorneys’ fees) paid or incurred by the Lender in connection with the negotiation, execution and delivery of this First Amendment.

6.                                       Full Force and Effect.  The Loan Agreement, as amended hereby, remains in full force and effect.

7.                                       Counterparts.  This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this First Amendment by signing any such counterpart.

FIRST COMMUNITY BANCORP

BY	/s/ Victor R. Santoro
Victor R. Santoro, Executive Vice President & Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION

BY	/s/ Steve E. Check
Steve E. Check, Senior Vice President